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                                                                  Exhibit 10.20

                              EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT (this "Agreement") is entered into by and between PHOENIX INTERNATIONAL LTD., INC., a Florida corporation (the "Company"), and XXX, (the "Employee"), this XXXX, XXXX.

         Certain terms used in this Agreement are defined in Section 18.

         In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that on the date set forth in the recitals (the "Effective Date"):

         1. Employment. The Company shall employ the Employee, and the Employee shall serve the Company, as XXX upon the terms and conditions set forth herein. The Employee shall have such authority and responsibilities as are consistent with his position and which may be set forth in this Agreement, in the Bylaws or assigned by the CEO and/or the President and Chief Operating Officer from time to time. The Employee shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Employee may devote reasonable periods of time to perform charitable and other community activities and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

         2. Term. Unless earlier terminated as provided herein, the Employee's employment under this Agreement shall be for a continuing term (the "Term") of one year, which shall be extended automatically (without further action of the Company or the Employee) each day for an additional day so that the remaining term shall continue to be one year; provided, however, that either party may at any time, by written notice to the other, fix the Term to a finite term of one year, without further automatic extension, commencing with the date of such notice.

         3.       Compensation and Benefits.

         a. The Company shall pay the Employee a salary at a rate of not less than $XXX per annum in accordance with the salary payment practices of the Company. The CEO and President shall review the Employee's salary at least annually and may increase the Employee's base salary if they determine in their sole discretion that an increase is appropriate.

         b. From time to time, the Company may also in its discretion establish bonus programs in which the Employee may participate. In the event that such a bonus program is made available to the Employee, the Employee may be eligible to receive quarterly payments of the bonus amount based upon achievement of targeted levels of performance and such other criteria as the CEO and President shall establish from time to time pursuant to the bonus program.



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         c.       The Employee shall participate in the 1995 Phoenix
International Ltd., Inc. Employee Stock Option Plan (adopted by the Board on October 21, 1995) (hereinafter "the Plan") and shall be eligible for the grant of stock options, restricted stock and other awards thereunder.

         d. The Employee shall participate in all retirement, welfare, deferred compensation, life and health insurance, and other benefit plans or programs of the Company now or hereafter applicable to the Employee or applicable generally to employees of the Company. The Company expressly reserves the right to discontinue or otherwise change from time to time the benefits made available to its employees.

         e. The Company shall reimburse the Employee for travel and other expenses related to the Employee's duties which are incurred and accounted for in accordance with the historic practices of the Company.

         4.       Termination.

         a. The Employee's employment under this Agreement may be terminated prior to the end of the Term only as follows:

                  (i)      upon the death of the Employee;

                  (ii) by the Company, in accordance with applicable state and federal laws and regulations, due to the Disability of the Employee upon delivery of a Notice of Termination to the Employee. (For purposes of this provision, "Disability" means the inability of Employee to perform substantially all of his current duties as required hereunder for a continuous period of 90 days because of mental or physical condition, illness or injury);

                  (iii) by the Company for Cause upon delivery of a Notice of Termination to the Employee;

                  (iv) by either party without Cause upon 60 days written notice to the other party and upon delivery of a Notice of Termination to the other party.

         b. If the Employee's employment with the Company shall be terminated by either party during the Term, the Company shall pay to the Employee (or in the case of his death, the Employee's estate) within 15 days after the Termination Date, a lump sum cash payment equal to the Accrued Compensation.

         c. If the Company terminates the Employee without Cause, the Company shall pay to the Employee in cash at the end of each of the six consecutive 30-day periods following the Termination Date an amount equal to one-twelfth of the Base Amount. The employee will not continue to participate in employee benefit plans during this six-month period.



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         d.       The severance pay provided for in this Section 4 shall be in lieu of any other severance or termination pay to which the Employee may be entitled under any Company severance or termination plan, program, practice or arrangement. The Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

         e. In the event that the Employee is a director of the Company or any of its affiliates and his employment hereunder is terminated for any reason, the Employee shall, and does hereby, tender his resignation as a director of the Company and any of its affiliates effective as of the Termination Date.

         5. Rights to Work Product. Except as expressly provided in this Agreement, the Company alone shall be entitled to all benefits, profits and results arising from or incidental to Employee's performance under this Agreement. To the greatest extent possible, any work product, property, data, documentation or information or materials prepared, conceived, discovered, developed or created by Employee in connection with performing his employment responsibilities during the Term ("Work Product") shall be deemed to be "work made for hire" as defined in the Copyright Act, 17 U.S.C.A. ss. 101 et seq., as amended, and owned exclusively and perpetually by the Company. Employee hereby unconditionally and irrevocably transfers and assigns to the Company all intellectual property or other rights, title and interest Employee may currently have (or in the future may have) by operation of law or otherwise in or to any Work Product. Employee agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate to vest complete and perpetual title and ownership of any Work Product and all associated rights exclusively in the Company. The Company shall have the right to adapt, change, revise, delete from, add to and/or rearrange the Work Product or any part thereof written or created by Employee, and to combine the same with other works to any extent, and to change or substitute the title thereof, and in this connection Employee hereby waives the "moral rights" of authors as that term is commonly understood throughout the world including, without limitation, any similar rights or principles of law which Employee may now or later have by virtue of the law of any locality, state, nation, treaty, convention or other source. Unless otherwise specifically agreed, Employee shall not be entitled to any compensation in addition to that provided for in Section 3 of this Agreement for any exercise by the Company of its rights set forth in this Section 5.

         6.       Noncompetition, Nonsolicitation, Confidentiality and Related
Matters.

         (a) Employee acknowledges that during the course of his employment, Employee will have significant access to, and involvement with, the Company's Trade Secrets, Confidential Information and customers. Employee further acknowledges that the Company has a reasonable and legitimate interest in protecting its Trade Secrets, Confidential Information, and customer goodwill. As a result Employee acknowledges and agrees that the covenants set forth below are reasonable and necessary to protect and preserve the business interests of the Company, including, but not limited to: the Company's Trade Secrets; its Confidential Information; its relationships with its prospective or existing customers; its customer goodwill; and the extraordinary and specialized training that the Company has provided to the Employee. The Employee further acknowledges and agrees that the Company



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would suffer great loss and irreparable damage if the Employee should breach or violate any of the terms or provisions of the covenants and agreements set forth in Section 5 or 6, and that money damages will be insufficient to compensate for any breaches thereof. Employee further acknowledges and agrees that the existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants contained in this Agreement. The Employee further acknowledges and agrees that: each of these covenants and agreements in Sections 5 and 6 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and, the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Employee acknowledges and agrees that if any of the provisions of Section 5 or 6 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

         (b) Through exercise of his rights and performance of his obligations under this Agreement, Employee will be exposed to "Trade Secrets" and "Confidential Information" (as those terms are defined below). "Trade Secrets" shall mean information or data of or about the Company including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting Employee's obligations under this Agreement. Except as required to perform his or her obligations under this Agreement or except with Company's prior written permission, Employee shall not use, redistribute, market, publish, disclose or divulge to any other person or entity any Trade Secrets of the Company. The Employee's obligations under this provision shall remain in force (during or after the Term) for so long as such information or data shall continue to constitute a "trade secret" under applicable law. Employee agrees to cooperate with any and all confidentiality requirements of the Company and Employee shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets of which Employee becomes aware.

         (c) The Employee agrees to maintain in strict confidence and, except as necessary to perform his duties for the Company, not to use or disclose the Company's Confidential Information, either during the term of his employment or for a period of two years after the Employee's last date of employment, so long as the pertinent data or information remains Confidential Information. "Confidential Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Employee, directly or indirectly, in connection with the Employee's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and



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results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company as Confidential Information, as well as information which is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Employee, or was available to the Employee on a non-confidential basis prior to its disclosure to the Employee.

         (d) Upon termination of employment, the Employee shall leave with the Company all business records relating to the Company including, without limitation, all contracts, calendars, and other materials or business records concerning its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Employee prepared such materials or records. Upon such termination, the Employee shall retain no copies of any such materials.

         (e) As set forth above, the Employee shall not disclose Trade Secrets or Confidential Information. However, nothing in this provision shall prevent the Employee from disclosing Trade Secrets or Confidential Information pursuant to a court order or court-issued subpoena, so long as the Employee first notifies the Company of said order or subpoena in sufficient time to allow the Company to seek an appropriate protective order. The Employee agrees that if he receives any formal or informal discovery request, court order, or subpoena requesting that he disclose Trade Secrets or Confidential Information, he will immediately notify the Company and provide the Company with a copy of said request, court order, or subpoena.

         (f) If the Employee resigns or the Company terminates Employee's employment with the Company for Cause (as defined in Section 18), then for a period of one year following the Employee's last day of employment with the Company, the Employee shall not (without the prior written consent of the Company) compete with the Company in any way. Specifically, Employee shall not serve as an officer of, director of, employee of, or consultant to a Competing Business in the Territory; shall not directly or indirectly form a Competing Business in the Territory; and shall not directly or indirectly acquire more than a 5% investment in a Competing Business in the Territory. For purposes of section 6, subsections (f) through (i) of this Agreement, "Competing Business" shall be defined as any business which engages in the development, marketing or implementation of core retail banking software (the "Product") directly or through a software service bureau to the banking or financial industry in the Territory. The "Territory" shall be defined as the entire United States of America, and any other country in which the Employee performed any of his job duties on behalf of the Company, including but not limited to contacting by telephone or correspondence customers or prospective customers within that country, during the last two years of his employment with the Company.

         (g) If the Employee is terminated by the Company without Cause, then the no-compete period referred to in paragraph (f) above shall be reduced from one year to six months.



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         (h)      If the Employee's employment with the Company ceases for any reason, including, but not limited to, termination or resignation, then for a period of two years following the Employee's last day of employment with the Company, the Employee shall not (without the prior written consent of the Company) either directly or indirectly, on the Employee's own behalf or in the service of or on behalf of others, solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate, to or for a Competing Business located in the Territory, any person or entity that was a customer or a prospective customer of the Company on the Employee's last date of employment.

         (i) If the Employee's employment with the Company ceases for any reason, including, but not limited to, termination or resignation, then for a period of two years following the Employee's last day of employment with the Company, the Employee shall not (without the prior written consent of the Company) either directly or indirectly, on the Employee's own behalf or in the service of or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, to any Competing Business located in the Territory, any person who was an employee of or consultant to the Company during the period of Employee's employment. This provision shall apply to each and every such employee or consultant of the Company, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

         7.       Successors; Binding Agreement.

         a. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

         b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal personal representative.

         8. Notice. Any notice the Employee is required to provide to the Company pursuant to this Agreement shall be made by certified mail, return receipt requested, or by Federal Express, signature required, to the CEO of the Company at the address shown below. Notice will be effective upon the date of receipt by the Company. In addition, Employee shall send a copy of the notice to Glenn W. Sturm, at the address listed below, at the same time and by the same method of delivery as to the Company. However, the copy to Mr. Sturm shall not constitute notice.



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          Notice to Company:     Mr. Bahram Yusefzadeh
                                 Chief Executive Officer
                                 Phoenix International Ltd., Inc.
                                 500 International Parkway
                                 Heathrow, Florida  32746

          Copy to Mr. Sturm:     Mr. Glenn W. Sturm
                                 Attorney for Phoenix International Ltd., Inc.
                                 Nelson Mullins Riley & Scarborough, L.L.P.
                                 First Union Plaza - Suite 1400
                                 999 Peachtree Street, N.E.
                                 Atlanta, Georgia 30309

         9. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         10. Arbitration. Any controversy or claim against the Company or any of its officers, directors, employees or agents arising from, out of or relating to this Agreement, the breach thereof (other than controversies or claims arising from, out of or relating to the provisions in Sections 5 and 6, which may be litigated in a court of competent jurisdiction as set forth in
Section 11 below), or the employment or termination thereof of Employee by the Company which would give rise to a claim under federal, state or local law (including but not limited to claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation) ("Claims") shall be submitted to an impartial mediator ("Mediator") selected jointly by the parties. Both parties shall attend a mediation conference and attempt to resolve any and all Claims. If they are not able to resolve all Claims, any unresolved Claims, including any dispute as to whether a matter constitutes a Claim which must be submitted to arbitration, shall be determined by final and binding arbitration in Florida in accordance with the Model Employment Dispute Resolution Rules ("Rules") of the American Arbitration Association, by an experienced employment arbitrator licensed to practice law in the State of Florida in accordance with the Rules, except as herein specified. The arbitrator shall be selected by alternate striking from a list of six arbitrators, half of which shall be supplied by the Company and half by Employee. The party not initiating the arbitration shall strike first. The process shall be repeated twice until an arbitrator is selected. If an arbitrator is still not selected, the Mediator shall provide a list of three names which will be alternately struck, with the party initiating the arbitration striking first, until a selection is made.

         A demand for arbitration shall be made within a reasonable time after the Claim has arisen. In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take one deposition of an opposing party or witness before the arbitration



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hearing. By mutual agreement of the parties, additional depositions may be taken. The arbitrator shall have the authority to hear and grant a motion to dismiss and/or for summary judgment, applying the standards governing such motions under the Federal Rules of Civil Procedure. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings.

         With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter and as specified by Section 11. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either the Company or Employee. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses and any other expenses connected with presenting their Claim or defense. Other costs of the arbitration, including the fees of the Mediator, the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs, shall be borne equally by the parties, one-half by Employee, on the one hand, and one-half by the Company, on the other hand. Should Employee or the Company pursue any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and attorneys' fees incurred as a result of such action. The provisions contained in this Section 10 shall survive the termination and/or expiration of this Agreement.

         The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:



         -------------------------               ------------------------------
         For the Company                         Employee



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         11.      Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Florida. The parties hereto agree that the state or federal courts in the State of Florida shall have personal jurisdiction over them with respect to, and shall be the exclusive forum for the resolution of, any matter or controversy arising from or with respect to Sections 5 and 6 of this Agreement.

         12. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. Notices. Unless otherwise agreed to in writing by the Parties hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given when delivered if delivered in person or by telecopy or five (5) business days after being sent by first-class mail, registered or certified, return receipt requested, with proper postage prepaid, addressed to the respective addresses last given by each party to the other.

         14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         17. Gender Neutrality. The terms "he," "his," "him," and "himself," where used in this Agreement, shall refer to both the masculine and feminine genders, as may be appropriate.

         18. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         a. "Accrued Compensation" shall mean any earned, accrued but unpaid compensation, as of the Termination Date. Accrued Compensation may include, as appropriate, (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Employee on behalf of the Company during the period ending on the Termination Date, or (iii) bonuses and incentive compensation, if any.

         b. "Base Amount" shall mean the Employee's annual base salary at the rate in effect on the Termination Date. It may also include amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company, if those amounts are accrued and payable under the terms of those benefit plans. Nothing in this Agreement is intended to modify or amend those plans.



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         c.       "Business" shall mean the development, marketing or
implementation of core retail banking software directly or through a software service bureau to the banking and financial industry, and any other related business which the Company or any of its affiliates is engaged in as of the Employee's last date of employment.

         d. "Bylaws" shall mean the Amended and Restated Bylaws of the Company, as amended, supplemented or otherwise modified from time to time.

         e. The termination of the Employee's employment shall be for "Cause" if it is the result of:

                  (i) the commission or omission of an act by the Employee of a willful or negligent act which causes harm to the Company;

                  (ii) the conviction of the Employee for the commission or perpetration by the Employee of any felony or any act of fraud;

                  (iii) the failure of the Employee to devote his full time and attention to the business as provided in Section 1; or

                  (iv) the failure of the Employee to perform his duties hereunder in a manner satisfactory to the [insert title of officer to whom he reports], as determined in his or her sole discretion; provided, however, that the Employee shall have 30 days to cure such failure after receiving notice from the Company. The Company shall be obligated to provide only one notice to Employee pursuant to this Section 18
                           (e)(iv). Thereafter, the Company may terminate the Employee, without the Employee having a right to cure, if the Employee fails to perform the duties in a manner satisfactory to the CEO and President, as determined in their sole discretion.

         f. "Competing Business" shall mean any business which engages in the development, marketing or implementation of core retail banking software (the "Product"), directly or through a software service bureau to the banking or financial industry in the Territory.

         g. "Confidential Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Employee, directly or indirectly, in connection with the Employee's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company and its affiliates as Confidential Information, as well as information which is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Information shall not include information that is generally



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available to the public, other than as a result of disclosure, directly or indirectly, by the Employee, or was available to the Employee on a non-confidential basis prior to its disclosure to the Employee.

         h. "Effective Date" shall mean the date set forth in the recitals.

         i. "Notice of Termination" shall mean a written notice of termination from the Company or the Employee which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

         j. "Plan" shall mean the 1995 Phoenix International Ltd., Inc. Employee Stock Option Plan adopted by the Board of Directors on October 21, 1995.

         k. "Stockholders Agreement" shall mean the Amended and Restated Stockholders Agreement, dated August 31, 1995, by and among the Company and the stockholders named therein, as amended, supplemented or otherwise modified from time to time.

         l. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

         m. "Termination Date" shall mean, in the case of the Employee's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

         n. "Territory" shall mean the entire United States of America, and any other country in which the Employee performed any of his job duties on behalf of the Company, including but not limited to contacting by telephone or correspondence customers or prospective customers within that country, during the last two years of his employment with the Company.

         o. "Trade Secrets" shall mean information or data of or about the Company or any affiliated entity, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting Employee's obligations under this Agreement.



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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Employee has signed and sealed this Agreement, effective as of the date first above written.


                                          PHOENIX INTERNATIONAL LTD., INC.



                                          By:
                                              ---------------------------------
                                          Name:
                                          Title:


                                          EMPLOYEE


                                          -------------------------------------



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                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                        PHOENIX INTERNATIONAL LTD., INC.

                                      AND








                                     DATED:

                               TABLE OF CONTENTS



                                                                                                                   PAGE
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
 1.      Employment.............................................................................................     1
         ----------

 2.      Term...................................................................................................     1
         ----

 3.      Compensation and Benefits..............................................................................     1
         -------------------------

 4.      Termination............................................................................................     2
         -----------

 5.      Rights to Work Product.................................................................................     3
         ----------------------

 6.      Notice.................................................................................................     6
         ------

 7.      Modification and Waiver................................................................................     7
         -----------------------

 8.      Arbitration............................................................................................     7
         -----------

 9.      Governing Law..........................................................................................     9
         -------------

10.      Headings...............................................................................................     9
         --------

11.      Notices................................................................................................     9
         -------

12.      Severability...........................................................................................     9
         ------------

13.      Entire Agreement.......................................................................................     9
         ----------------

14.      Counterparts...........................................................................................     9
         ------------

15.      Definitions............................................................................................     9
         -----------